Press Release

Media Contact:
Lisa McLaughlin
513.368.1860
lmclaughlin@hsr.com
Cincinnati Bell Union Employees Ratify Contract
CINCINNATI — February 27, 2008 — Cincinnati Bell Inc. (NYSE:CBB) today announced that employees represented by the Communications Workers of America (CWA) have ratified the labor agreement reached by the company and union officials on January 31, 2008.
This three-year agreement renews the labor contract for current bargaining unit employees, which was set to expire May 10, 2008, establishes a new compensation and benefit structure for future bargaining unit employees, and offers a retirement incentive for eligible bargaining unit employees. The new agreement affects 1,300 members of CWA Locals 4400 and 4401.
About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE:CBB) provides integrated communications solutions—including local, long distance, data, Internet, and wireless services—that help keep residential and business customers connected with each other and with the world.
In addition, businesses ranging in size from start-up companies to large enterprises turn to Cincinnati Bell for efficient, scalable office communications systems as well as complex information technology solutions including data center and managed services.
Cincinnati Bell conducts its operations through three business segments: Wireline, Wireless, and Technology Solutions. For more information, visit www.cincinnatibell.com.
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